Adopted by the Cinergy Corp.
Board of Directors on October 22, 1996


NOVEMBER 1, 1996
AMENDMENT TO THE CINERGY CORP.
1996 LONG-TERM INCENTIVE COMPENSATION PLAN
(Effective November 1, 1996)


The Cinergy Corp. 1996 Long-Term Incentive Compensation
Plan, as adopted on January 25, 1996, is hereby amended effective
November 1, 1996, pursuant to Article 16 thereof, with respect to the modification of Sections 4.1, 4.2, 5.2, and 8.6, and Articles
7 and 18.

(1) Explanation of Amendments

Currently, Section 4.1, Committee as Administrator, of the
Plan provides that the Plan shall be administered by the Compensation Committee of Cinergy's Board of Directors which committee is composed of at least three "disinterested persons" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"). The revised Rule 16b-3 regulations have replaced the concept of at least three "disinterested persons" with the concept of at least two "non-employee directors." Thus, the Plan is being amended to substitute "non-employee directors" for "disinterested persons," and reduced, by one, the minimum number of required committee members.

Currently, Section 4.2, Committee Authority, confers on the Committee final authority for making all determinations and taking all actions under the Plan. The revised Rule 16b-3 permits more flexibility with respect to the administration of the Plan, and Section 4.2 is amended to enable Cinergy's Board of Directors to take advantage of this flexibility with respect to determinations and actions taken under the Plan.

Section 5.2, Designation by Committee, is amended to permit either the Committee or Cinergy's Board of Directors (and not solely the Committee, as currently provided) to grant awards under the Plan.

Article 7, Adjustment in the Number of Shares and in Option Price, is amended to clarify that if there is a declaration of a stock dividend, stock split, spin-off or other event that affects Cinergy's capital structure, then, in addition to adjustments that the Committee or Cinergy's Board of Directors shall make to the number of shares available for awards under the Plan and the number of shares subject to outstanding awards and price thereof, the Committee or Cinergy's Board of Directors shall also make adjustments to the maximum number of shares available for grants of awards of options or stock appreciation rights to any employee in any calendar year. The Section of the Plan establishing this maximum already provides that this limitation is subject to adjustment pursuant to Article 7.

Section 8.6, Payment, is amended to clarify and to provide additional methods of payment of the purchase price in order exercise options under the Plan. Currently, the Plan allows options to be exercised (i) with cash, (ii) with shares of Cinergy common stock already owned by the optionee (a stock exchange or stock swap), or a combination of such shares and cash, or, (iii) except for officers or directors covered by
Section 16 of the 1934 Act, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver to Cinergy the total option price in cash and, if desired, the amount of any taxes to be withheld from the optionee's compensation as a result of withholding tax obligations (a broker-financed transaction). The Section would be modified to allow options to be purchased with (i) cash, (ii) a stock exchange or stock swap using shares of Cinergy common stock already owned by the optionee or owned jointly by the optionee and his or her spouse (with the spouse's permission),
(iii) a broker-financed transaction (for any employee, officer or director), (iv) by withholding from the shares of Cinergy common stock issued on exercise, shares of common stock whose value equals the purchase price, (v) any other legal consideration that the Compensation Committee deems appropriate, or (vi) any combination of these methods. Provisions of this Section made obsolete by the new Rule 16b-3 regulations are deleted.

Article 18, Transferability, is amended to provide that options or stock appreciation rights are not transferable otherwise than by will or the laws of descent and distribution except as otherwise allowed by the Committee. This amendment is in response to the revised Rule 16b-3 regulations.

(2) Section 4.1 as Amended

Section 4.1, as hereby amended, reads as follows:


"4.1     Committee as Administrator.

The Plan shall be administered by the Committee which shall be comprised of not fewer than two members of Cinergy's Board of Directors. Members of the Committee shall be members of Cinergy's Board of Directors who are non-employee directors under Rule 16b-3 promulgated under the 1934 Act and successor rules ("Rule 16b-3") and, with respect to Covered Employees, outside directors under Code Subsection 162(m). Subject to the Plan's terms, the Committee shall have the exclusive authority to grant Awards to Employees under the Plan, to select the Employees to receive Awards, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards to Employees will be granted, and to prescribe the form of the Award Agreements embodying Awards made under the Plan. The provisions and conditions of the grants of Awards, which shall be set forth in Award Agreements, need not be the same with respect to each Employee selected or with respect to each Award."

(3)     Section 4.2 as Amended
Section 4.2, as hereby amended, reads as follows:

"4.2     Committee Authority.
     Unless otherwise determined by Cinergy's Board of Directors, the Committee is authorized to establish any rules and regulations and appoint any agent as it deems appropriate for the Plan's proper administration and to make any determinations under and to take any steps in connection with the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted under the Plan by the Committee shall be final and conclusive for all purposes and upon all persons including, without limitation, each Employer and each Employer's board of directors, and the affected Employee, beneficiary, legal representative, and any other interested parties."

(4) Section 5.2 as Amended
     Section 5.2, as hereby amended, reads as follows:

"5.2     Designation by Committee or Board.
     From time to time, Cinergy's Chief Executive Officer may recommend to the Committee the granting of Awards to any eligible Employee. After reviewing the recommendations, and after considering the duties of each recommended Employee, his or her present and potential contribution to the success of his or her Employer, his or her other compensation provided by his or her Employer and any other factors as it deems relevant, the Committee or Cinergy's Board of Directors shall determine whether to grant Awards to the recommended Employee."

(5) Article 7 as Amended
     Article 7, as hereby amended, reads as follows:

"ARTICLE 7
ADJUSTMENT IN THE NUMBER OF
SHARES AND IN OPTION PRICE

     If there is any change in the shares of Common Stock through the declaration of stock dividends, stock splits, through recapitalization, merger, consolidation, combination of shares, spin-off, other significant distribution assets, or otherwise, the Committee or Cinergy's Board of Directors shall make an adjustment, if any, as it may deem appropriate in the number of shares of Common Stock available for Awards or the number of shares of Common Stock subject to any outstanding Award and the Option Price thereof, and the maximum number of shares of Common Stock subject to Option or Stock Appreciation Rights granted to any Employee during any calendar year. Any adjustment may provide for the elimination of any fractional shares that might otherwise become subject to any Award without payment therefor."

(6) Section 8.6 as Amended
     Section 8.6, as hereby amended, reads as follows:

"8.6     Payment.
(a) The Option Price shall be paid in full at the time of exercise. No share shall be issued or transferred until full payment has been received therefor. Payment may be in (i) cash, (ii) nonforfeitable, unrestricted shares of Common Stock that are already owned by the Optionee or jointly owned by the Optionee and the Optionee's spouse (provided that the spouse's written consent is first obtained) and have a value at the time of exercise that is equal to the Option Price, (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to Cinergy the total Option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of the Employer's withholding tax obligation, as specified in the notice, or (iv) by withholding from the shares of Common Stock issued on exercise, shares of Common Stock whose value equals the Option price, and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of the Employer's withholding tax obligation, (v) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Subsection 8.6 (b), on such basis as the Committee may determine in accordance with the Plan, and (vi) any combination of the foregoing. Cash payment for the shares purchased under an NSO may be offset by the amount of any Cash Award, as provided in Article 12 (Cash Awards), approved by the Committee. If payment is made by the delivery of shares of Common Stock, the value of the shares delivered shall be computed upon the basis of the average of the high and low sales prices at which shares of Common Stock shall have been sold on the date the Optionee exercises an Option, or on the preceding trading day if that date was not a trading day as reported on the "NYSE - Composite Transactions" as reported in The Wall Street Journal.

(b) Any grant of an NSO shall provide that payment of the Option Price may also be made in whole or in part in the form of shares of Restricted Stock or other Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this subsection, the Common Stock received by the Optionee upon the exercise of the NSO shall be subject to the same risk of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee. However, the risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee."

(7)     Article 18 as Amended

Article 18, as hereby amended, reads as follows:

"ARTICLE 18
TRANSFERABILITY

     Except with the prior approval of and upon conditions established by the Committee, no Option or other derivative security (as that term is defined in Rule 16b-3) granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee, the Option and Stock Appreciation Rights shall be exercisable only by the Optionee personally or, in the event of the Employee's legal incapacity, by the Employee's guardian or legal representative acting in a fiduciary capacity on behalf of the Employee under applicable state law and judicial supervision. The Committee, in its sole discretion, may provide for the transferability of particular Awards under the Plan so long as the provisions will not disqualify the exemption for other Awards under Rule 16b-3. Any grant made under the Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by Cinergy upon the exercise of Options or Stock Appreciation Rights or in payment of Performance Shares on Performance Awards, Dividend Equivalents or Other Stock-Based Awards, or that are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Article 10 (Restricted Stock), shall be subject to further restrictions upon transfer."

This Amendment is executed and approved by the duly authorized officers of Cinergy Corp., effective as of November 1, 1996.


                                    CINERGY CORP.




                        By:  _________James E. Rogers________
                               Vice Chairman, President, and
                                  Chief Executive Officer

                        Dated:   October 25, 1996


APPROVED:



By:  ____Jerome A. Vennemann____
     Associate General Counsel and
     Assistant Corporate Secretary

Dated:  October 25, 1996